UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on March 21, 2023, the board of directors of Semler Scientific, Inc., or Semler, appointed Wayne T. Pan, M.D., Ph.D., and current member of the board, as Semler’s chief executive officer and president, effective April 3, 2023.

Accordingly, on March 29, 2023, Semler and Dr. Pan entered into an executive employment agreement in connection with his appointment as chief executive officer and president as of April 3, 2023. Dr. Pan also entered into Semler’s form at-will employment, confidential information, invention assignment and arbitration agreement. Pursuant to the employment agreement, Dr. Pan is entitled to a base salary of $450,000 and an annual target bonus equal to 100% of his base salary. His salary is subject to periodic review at the discretion of the board of directors. Dr. Pan’s employment has no specified term and can be terminated at will by either party, provided however, that if Semler terminates his employment during the first year of his employment, he will (i) continue to receive his base salary as though he remained employed for an entire year and (ii) receive COBRA (as defined below) reimbursements for the number of months he is not employed by Semler during the year. Receipt of these payments and benefits is conditioned on Dr. Pan signing and not revoking a separation and release of claims agreement.

In the event Dr. Pan’s employment is terminated other than for “Cause” or his resignation for “Good Reason” that occurs outside the “Change in Control Period” (as such terms are defined in his employment agreement), then Dr. Pan will be entitled to (i) an amount equal to nine months of his base salary as in effect immediately prior to termination of employment and (ii) nine months of reimbursements for payments he makes to continue his health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA. Receipt of severance payments and benefits is conditioned on signing and not revoking a separation and release of claims agreement.

If such termination occurs within the Change in Control Period, then Dr. Pan will be entitled to (i) an amount equal to 12 months of his base salary as in effect immediately prior to the termination of employment and (ii) 12 months of COBRA reimbursement payments and (iii) 100% accelerated vesting of all then-outstanding equity awards. Receipt of severance payments and benefits is conditioned on signing and not revoking a separation and release of claims agreement.

Dr. Pan will remain eligible to continue to receive equity grants under Semler’s equity compensation plans, and upon commencing employment, benefits on the same terms as other employees. As a current director, Dr. Pan is already party to Semler’s standard form indemnification agreement.

Semler intends to file a copy of Dr. Pan’s employment agreement (including the form at-will employment, confidential information, invention assignment and arbitration agreement) as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: March 31, 2023	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer